Exhibit 99.1

Bioventus Reports Second Quarter Financial Results
•Q2 reported revenue of $147.7 million declined 2.4%; Organic* revenue advanced 6.2%
•Second quarter diluted earnings per share was $0.11 compared to a diluted loss per share of $0.40 in the prior-year period
•Non-GAAP earnings* of $0.21 per share increased 31%
•Cash from operations of $25.9 million increased 71%
•Company reiterated revenue, Adjusted EBITDA* and Non-GAAP EPS* guidance for full year 2025

DURHAM, NC – August 6, 2025 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or the "Company"), a global leader in innovations for active healing, today reported financial results for the three and six months ended June 28, 2025.

“Our team delivered another strong quarter, and we are well positioned to accelerate revenue growth, profitability and cash flow in the second half of the year,” said Rob Claypoole, Bioventus President and Chief Executive Officer. “The recent FDA clearance of both TalisMann and StimTrial for the treatment of chronic peripheral nerve pain creates another exciting growth driver for Bioventus and further strengthens our ability to deliver long-term shareholder value.”

Second Quarter 2025 Financial Results:
For the second quarter, worldwide revenue of $147.7 million declined 2.4% from $151.2 million in the prior-year period. This performance reflects the impact from the prior-year divestiture of the Advanced Rehabilitation Business. Organic* revenue increased 6.2% as a result of double digit organic* growth across Surgical Solutions and Restorative Therapies exhibiting the strength of the Company's diverse portfolio.
Net income attributable to Bioventus Inc. of $7.5 million compared to a net loss attributable to Bioventus Inc. of $25.7 million in the prior-year period.
Adjusted EBITDA* of $33.8 million was lower than the prior-year period Adjusted EBITDA* of $34.5 million due to the impact of the divestiture of the Advanced Rehabilitation Business and the unplanned impact of foreign currency.
Diluted earnings per share of Class A common stock was $0.11 per share, compared to a loss of $0.40 per share in the prior-year period. Non-GAAP earnings per share of Class A common stock* was $0.21 per share, reflecting an increase of 31% from $0.16 per share in the prior-year period driven by lower interest expense and lower equity-based compensation.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Revenue By Business
The following tables represent net sales by business and geographic region for the three months ended June 28, 2025 and June 29, 2024:

	Three Months Ended		Change as Reported		Constant Currency* Change
(in thousands, except for percentage)	June 28, 2025	June 29, 2024	$	%	%
Pain treatments	$73,308	$72,260	$1,048	1.5%	1.3%
Surgical solutions	52,716	47,337	5,379	11.4%	11.2%
Restorative therapies(a)	21,636	31,620	(9,984)	(31.6)%	(31.9)%
Total net sales	$147,660	$151,217	$(3,557)	(2.4)%	(2.6)%
(a)Global revenue from the Advanced Rehabilitation Business totaled $205 and $12,343 for the three months ended June 28, 2025 and June 29, 2024, respectively.
Pain Treatments: Global revenue of $73.3 million increased 1.5% due to strong growth in demand for Durolane, a differentiated, single-injection hyaluronic acid therapy for knee osteoarthritis, partially offset by lower average selling prices due to a challenging comparison to the prior year.
Surgical Solutions: Global revenue of $52.7 million increased 11.4% driven by growth in Ultrasonics as a result of strong volume in the U.S. from increased awareness of the technology’s value proposition and adoption in the market.
Restorative Therapies: Global revenue of $21.6 million decreased 31.6% reflecting the Company’s divestiture of its Advanced Rehabilitation Business at the end of 2024. On an organic* basis, revenue grew 11.2% driven by improvement in commercial effectiveness and sales force execution with the EXOGEN Bone Stimulation System.

	Three Months Ended		Change as Reported		Constant Currency* Change
(in thousands, except for percentage)	June 28, 2025	June 29, 2024	$	%	%
U.S.
Pain Treatments	$64,436	$65,194	$(758)	(1.2%)	(1.2%)
Surgical Solutions	45,747	41,780	3,967	9.5%	9.5%
Restorative Therapies(b)	18,592	27,435	(8,843)	(32.2%)	(32.2%)
Total U.S. net sales	128,775	134,409	(5,634)	(4.2%)	(4.2%)
International
Pain Treatments	8,872	7,066	1,806	25.6%	23.4%
Surgical Solutions	6,969	5,557	1,412	25.4%	23.9%
Restorative Therapies(b)	3,044	4,185	(1,141)	(27.3%)	(30.0%)
Total International net sales	18,885	16,808	2,077	12.4%	10.0%
Total net sales	$147,660	$151,217	$(3,557)	(2.4%)	(2.6%)
(b)U.S. revenue from the Advanced Rehabilitation Business totaled $205 and $10,761 for the three months ended June 28, 2025 and June 29, 2024, respectively. International revenue from the Advanced Rehabilitation Business totaled $1,582 for the three months ended June 29, 2024.
U.S.: Revenue of $128.8 million decreased 4.2% reflecting the Company's divestiture of its Advanced Rehabilitation Business at the end of 2024. Organic* revenue grew 4.0% driven by double-digit organic* growth in Surgical Solutions and Restorative Therapies.
International: Revenue of $18.9 million increased 12.4% due to an increase in demand across Pain Treatments and Surgical Solutions, partially offset by the divestiture of the Advanced Rehabilitation Business. Organic* revenue grew 24.0%.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Recent Business Highlights
Bioventus continues to advance its strategic priorities with key achievements, including the following:
•Obtained FDA 510(k) clearance for TalisMann, an innovative Peripheral Nerve Stimulation (PNS) system engineered to deliver long-term relief from chronic nerve pain, in July 2025. This technology creates a powerful combination of an electrical field conduction and an integrated pulse generator to potentially reach deeper, larger nerves to provide long-term relief from chronic nerve pain for patients.
•Obtained FDA 510(k) clearance for StimTrial, which provides physicians the ability to evaluate a patient’s response to PNS therapy before proceeding with a permanent implant, in July 2025. With an expected total addressable market of approximately $2 billion in the U.S., the combination of TalisMann and StimTrial represents an exciting expansion opportunity to advance non-opioid, minimally invasive solutions for chronic pain management.
•Entered into a new Credit Agreement on July 31, 2025 for a $300 million term loan and $100 million revolving credit facility, which provides over $2 million of annual interest expense savings, increased liquidity and debt maturity extension to July 2030.
•Recognized as one of the Best Companies to Work For in North Carolina in 2025 by U.S. News & World Report reflecting advancements in our company and employee engagement.
2025 Financial Guidance:
Bioventus reiterated its 2025 Financial Guidance provided on May 6, 2025, including an estimated impact of tariffs, which is immaterial at this time. For the twelve months ending December 31, 2025, the Company continues to expect:
•Net sales of $560 million to $570 million. This reflects organic* growth of approximately 6.1% to 8.0% when including the impact of the Company's divestiture of its Advanced Rehabilitation Business, which generated revenue of $45.4 million in 2024.
•Adjusted EBITDA* of $112 million to $116 million, reflecting 100 basis points in Adjusted EBITDA Margin* growth compared to the 2024 Adjusted EBITDA Margin* of 19.0% when using the low end of the 2025 revenue and Adjusted EBITDA* guidance. The guidance assumes the Company will continue to successfully offset the combined $5 million related to foreign exchange expense, which occurred throughout the first half of the year, and the full year expected impact of current tariffs. The guidance does not assume additional impact from U.S. dollar fluctuation in the second half of the year.
•Non-GAAP EPS* of $0.64 to $0.68, reflecting an increase of 30.6% to 38.8%.
The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis, because the Company is unable to predict with reasonable certainty the impact and timing of acquisition and divestiture related expenses, accounting fair-value adjustments, and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Surgical Solutions and Restorative Therapies. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
Second Quarter 2025 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on August 6, 2025. Those who would like to participate in the conference call may, dial 1-800-715-9871 (domestic or international) and refer to either the Bioventus Inc. Conference Call or the conference ID 1859022.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until August 5, 2026.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our future financial results and liquidity; our business strategy, including, without limitation, the impact of the divestiture of our Advanced Rehabilitation Business and impact of our new credit facility on our financial condition and operations; the effect of regulatory approvals; our ability to commercialize our products and timeframe; sales trends; estimated market opportunities, position and growth. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that may cause actual results to differ materially from current expectations include, among other things: the risks related to tariffs and unexpected changes in tariffs, trade barriers and regulatory requirements, export licensing requirements or other restrictive actions by the United States or retaliatory tariffs and other actions taken by foreign governments; the risk that we might not realize some or all of the benefits expected to result from the divestiture of our Advanced Rehabilitation Business or new credit facility; the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; we may be unable to successfully commercialize newly developed or acquired products or therapies within expected timeframes; if clinical studies of our future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; if we fail to properly manage growth or scale our business processes, systems, or data management, our business could suffer; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel necessary to execute our strategic plans; we may face issues with respect to the supply of our products or their components due to product quality and regulatory compliance issues, including increased costs, disruptions of supply, shortages, contamination or mislabeling; we might not meet certain of our debt covenants under our Credit Agreement and might be required to repay our indebtedness on an accelerated basis; there are restrictions on operations and other costs associated with our indebtedness; we might require additional capital to fund our current financial obligations and support business growth; failure to establish and maintain effective financial controls could adversely affect our business and stock price; we might not be able to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; our cash is maintained at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation, in the future, which will require significant management time and attention, result in significant legal expenses or costs not covered by our insurers, and may result in unfavorable outcomes; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our EXOGEN system, by the FDA could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of EXOGEN; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid (“HA”) viscosupplements, or future products we may seek to commercialize; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products; pricing and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; if our HA products are reclassified from medical devices to drugs in the United States by the FDA, it could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products or their components due to product quality and regulatory compliance issues, including increased costs, disruptions of supply, shortages, contamination or mislabeling; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture certain of our products; economic, political, regulatory and other risks related to international sales, manufacturing and operations; failure to maintain contractual relationships; security breaches, unauthorized access to our disclosure of information, cyberattacks, or other incidents, or the perception that confidential information in our or our vendors’ or service providers’ possession or control is not secure; failure of key information technology and communications systems, process or sites; risks related to our future capital needs; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; unstable political or economic conditions; legislative or regulatory reforms; our business might experience adverse impacts due to public health outbreaks; risks related to intellectual property matters; the dilution of our Class A common stockholders upon an exchange of the outstanding common membership interests in Bioventus LLC could adversely affect the market price of our Class A common stock and the resale of such shares could cause the market price of our Class A common stock to fall; and other the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in Bioventus’ other filings with the SEC which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of June 28, 2025 and December 31, 2024
(Amounts in thousands, except share amounts) (unaudited)

	June 28, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$32,910	$41,582
Accounts receivable, net	132,367	127,393
Inventory	96,465	92,475
Prepaid and other current assets	13,461	14,160
Total current assets	275,203	275,610
Property and equipment, net	24,512	27,012
Goodwill	7,462	7,462
Intangible assets, net	386,954	404,729
Operating lease assets	6,225	6,506
Deferred tax assets	4,745	4,745
Investment and other assets	1,687	1,892
Total assets	$706,788	$727,956
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,245	$23,690
Accrued liabilities	113,666	135,879
Current portion of long-term debt	43,358	27,339
Current portion of contingent consideration	—	19,573
Other current liabilities	4,411	3,917
Total current liabilities	185,680	210,398
Long-term debt, less current portion	297,880	308,288
Deferred income taxes	651	564
Other long-term liabilities	21,278	23,102
Total liabilities	505,489	542,352
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of June 28, 2025 and December 31, 2024, 66,885,359 and 65,758,341 shares issued and outstanding as of June 28, 2025 and December 31, 2024, respectively	67	66
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of June 28, 2025 and December 31, 2024	16	16
Additional paid-in capital	514,772	508,092
Accumulated deficit	(352,839)	(357,661)
Accumulated other comprehensive loss	(774)	(2,573)
Total stockholders’ equity attributable to Bioventus Inc.	161,242	147,940
Noncontrolling interest	40,057	37,664
Total stockholders’ equity	201,299	185,604
Total liabilities and stockholders’ equity	$706,788	$727,956

BIOVENTUS INC.
Consolidated statements of operations and comprehensive income (loss)
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net sales	$147,660	$151,217	$271,536	$280,674
Cost of sales (including depreciation and amortization of $10,603, $11,021, $20,868 and $21,046, respectively)	45,570	47,578	86,390	88,655
Gross profit	102,090	103,639	185,146	192,019
Selling, general and administrative expense	79,110	96,668	152,612	175,443
Research and development expense	3,172	4,210	6,183	6,837
Change in fair value of contingent consideration	—	300	—	595
Depreciation and amortization	1,439	2,064	3,032	3,819
Impairment of assets	—	31,870	—	31,870
Loss on disposals	1	—	82	—
Operating income (loss)	18,368	(31,473)	23,237	(26,545)
Interest expense, net	7,494	9,924	15,003	20,263
Other expense, net	561	159	1,338	222
Other expense	8,055	10,083	16,341	20,485
Income (loss) before income taxes	10,313	(41,556)	6,896	(47,030)
Income tax expense (benefit), net	1,041	(7,339)	946	(6,432)
Net income (loss)	9,272	(34,217)	5,950	(40,598)
(Income) loss attributable to noncontrolling interest	(1,813)	8,535	(1,128)	10,026
Net income (loss) attributable to Bioventus Inc.	$7,459	$(25,682)	$4,822	$(30,572)

Income (loss) per share of Class A common stock:
Basic	$0.11	$(0.40)	$0.07	$(0.48)
Diluted	$0.11	$(0.40)	$0.07	$(0.48)

Weighted-average shares of Class A common stock outstanding:
Basic	66,500,433	64,056,759	66,258,679	63,720,342
Diluted	68,536,759	64,056,759	68,765,591	63,720,342

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Operating activities:
Net income (loss)	$9,272	$(34,217)	$5,950	$(40,598)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	12,049	13,090	23,914	24,875
Equity-based compensation	3,643	5,777	6,057	8,767
Change in fair value of contingent consideration	—	300	—	595
Impairment of assets	—	31,870	—	31,870
Deferred income taxes	44	(8,179)	87	(8,098)
Unrealized (gain) loss on foreign currency fluctuations	(123)	159	(365)	536
Loss on disposals	1	—	82	—
Other, net	575	819	1,606	424
Changes in working capital	477	5,543	(30,724)	(9,214)
Net cash from operating activities	25,938	15,162	6,607	9,157
Investing activities:
Settlement from the sale of a business	(686)	—	(686)	—
Purchase of property and equipment	(683)	(77)	(1,509)	(368)
Investments and acquisition of distribution rights	—	—	—	(709)
Net cash from investing activities	(1,369)	(77)	(2,195)	(1,077)
Financing activities:
Proceeds from issuance of Class A common stock	1,317	609	1,467	786
Payment of contingent consideration	(10,771)	—	(19,771)	—
Borrowing on revolver	—	—	15,000	—
Payment on revolver	(5,000)	—	(10,000)	—
Debt refinancing costs	—	—	—	(1,180)
Payments on long-term debt	—	(8,264)	—	(11,320)
Other, net	(209)	(190)	(412)	(373)
Net cash from financing activities	(14,663)	(7,845)	(13,716)	(12,087)
Effect of exchange rate changes on cash	202	(419)	632	(963)
Net change in cash and cash equivalents	10,108	6,821	(8,672)	(4,970)
Cash and cash equivalents at the beginning of the period	22,802	25,173	41,582	36,964
Cash and cash equivalents at the end of the period	$32,910	$31,994	$32,910	$31,994

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” or "organic growth" to refer to the financial performance metric of comparing the stated period's organic revenue with the comparable reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock
We present Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Gross Profit, Non-GAAP (or Adjusted) Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A common stock, all non-GAAP financial measures, to supplement our GAAP financial reporting because we believe these measures are useful indicators of our operating performance.
We define Adjusted EBITDA as net income (loss) before depreciation and amortization, provision of income taxes and interest expense, net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, equity-based compensation expense, financial restructuring costs and other items. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percent of net sales. See the table below for a reconciliation of net loss to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and divestiture related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, financial restructuring costs and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating income (loss) and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
*See below under “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP Operating Expenses as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, financial restructuring costs and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
We define Non-GAAP R&D as research and development, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, restructuring and succession charges, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP R&D.
We define Non-GAAP Net Income as Net Income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, restructuring and succession charges, impairment of assets, financial restructuring costs, other items and the tax effect of adjusting items. See the table below for a reconciliation of Net loss to Non-GAAP Net Income.
We define Non-GAAP Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, restructuring and succession charges, impairment of assets, financial restructuring costs, other items and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Net Sales, International Net Sales Growth and Constant Currency Basis
Net Sales, International Net Sales Growth and Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison of sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Prior Period Recast
The Company identified an immaterial error in its equity-based compensation expense, which impacted annual and interim financial statements for the fiscal year 2024. Financial information relating to 2024 has been revised to correct this immaterial error. Refer to Note 1. Organization in the Company's Form 10-Q for the period ended June 28, 2025, filed on August 6, 2025, for further details regarding the immaterial error in equity-based compensation.
Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures. Additionally, the Company does not provide U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of acquisition and divestiture related expenses, accounting fair-value adjustments and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (unaudited)

	Three Months Ended		Six Months Ended		Twelve Months Ended
($, thousands)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024	December 31, 2024
Net income (loss)	$9,272	$(34,217)	$5,950	$(40,598)	$(47,049)
Interest expense, net	7,494	9,924	15,003	20,263	38,792
Income tax expense (benefit), net	1,041	(7,339)	946	(6,432)	(5,293)
Depreciation and amortization(a)	12,049	13,090	23,914	24,875	49,555
Acquisition and related costs(b)	—	300	—	511	1,339
Shareholder litigation costs(c)	13	12,502	36	13,670	13,802
Restructuring and succession charges(d)	—	(40)	—	13	(57)
Equity compensation(e)	3,643	5,777	6,057	8,767	13,274
Financial restructuring costs(f)	172	(5)	172	347	351
Loss on disposal of a business(g)	1	—	82	—	292
Impairment of assets(h)	—	31,870	—	31,870	36,357
Other items(i)	66	2,590	803	3,789	7,519
Adjusted EBITDA	$33,751	$34,452	$52,963	$57,075	$108,882
(a)Includes for the three and six months ended June 28, 2025 and June 29, 2024, respectively, depreciation and amortization of $10.6 million, $11.0 million, $20.9 million and $21.0 million in cost of sales and $1.4 million, $2.1 million, $3.0 million and $3.9 million in operating expenses presented in the consolidated statements of operations and comprehensive income (loss).
The year ended December 31, 2024 includes depreciation and amortization of $41.9 million in cost of sales and $7.7 million in operating expenses.
(b)Includes acquisition and integration costs related to completed acquisitions and changes in fair value of contingent consideration.
(c)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(d)Costs incurred were the result of contract terminations.
(e)Includes compensation expense resulting from awards granted under our equity-based compensation plans.
(f)Financial restructuring costs in 2025 related to our new 2025 Credit Agreement. Activity in 2024 is attributable to advisory fees and debt amendment related costs related to our Amended 2019 Credit Agreement.
(g)Represents the loss on the disposal of the Advanced Rehabilitation Business.
(h)Represents a non-cash impairment charge for intangible assets solely attributable to our Advanced Rehabilitation Business in 2024 due to our decision to divest the business.
(i)Other items includes charges associated with strategic transactions, including potential acquisitions or divestitures and a transformative project to redesign systems and information processing. Other items during the six months ended June 28, 2025 primarily consisted of $0.5 million of divestiture expenses related to the Advanced Rehabilitation Business sold on December 31, 2024.
During the three and six months ended June 29, 2024, other items primarily consisted of: (i) strategic transaction expenses of $1.8 million and $2.3 million, respectively, primarily related to Advanced Rehabilitation Business divestiture expenses; and (ii) transformative project costs of $0.5 million and $1.3 million, respectively.
During the year ended December 31, 2024, other items primarily consisted of: (i) divestiture costs of $4.7 million related to the Advanced Rehabilitation Business, including transactional fees; (ii) transformative project costs of $1.7 million; and (iii) strategic transaction costs of $0.4 million.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended June 28, 2025	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Income	Diluted EPS(k)
Reported GAAP measure	$102,090	$80,550	$3,172	$18,368	$9,272	$0.11
Reported GAAP margin	69.1%			12.4%
Depreciation and amortization(b)	10,603	1,439	7	12,049	12,049	0.14
Shareholder litigation costs(d)	—	13	—	13	13	—
Financial restructuring costs(f)	—	172	—	172	172	—
Loss on disposal of a business(g)	—	1	—	1	1	—
Other items(i)	—	(47)	89	42	66	—
Tax effect of adjusting items(j)	—	—	—	—	(3,088)	(0.04)
Non-GAAP measure	$112,693	$78,972	$3,076	$30,645	$18,485	$0.21
Non-GAAP margin	76.3%			20.8%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net income	Adjusted EPS

Three Months Ended June 29, 2024	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss	Diluted EPS(k)
Reported GAAP measure	$103,639	$130,902	$4,210	$(31,473)	$(34,217)	$(0.40)
Reported GAAP margin	68.5%			(20.8)%
Depreciation and amortization(b)	11,021	2,064	5	13,090	13,090	0.16
Acquisition and related costs(c)	—	300	—	300	300	—
Shareholder litigation costs(d)	—	12,502	—	12,502	12,502	0.16
Restructuring and succession charges(e)	—	(40)	—	(40)	(40)	—
Financial restructuring costs(f)	—	(5)	—	(5)	(5)	—
Impairment of assets(h)	—	31,870	—	31,870	31,870	0.40
Other items(i)	—	2,385	205	2,590	2,590	0.03
Tax effect of adjusting items(j)	—	—	—	—	(13,331)	(0.19)
Non-GAAP measure	$114,660	$81,826	$4,000	$28,834	$12,759	$0.16
Non-GAAP margin	75.8%			19.1%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net income	Adjusted EPS

Six Months Ended June 28, 2025	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Income	Diluted EPS(k)
Reported GAAP measure	$185,146	$155,726	$6,183	$23,237	$5,950	$0.07
Reported GAAP margin	68.2%			8.6%
Depreciation and amortization(b)	20,868	3,032	14	23,914	23,914	0.28
Shareholder litigation costs(d)	—	36	—	36	36	—
Financial restructuring costs(f)	—	172	—	172	172	—
Loss on disposal of a business(g)	—	82	—	82	82	—
Other items(i)	—	745	158	903	803	0.01
Tax effect of adjusting items(i)	—	—	—	—	(6,277)	(0.07)
Non-GAAP measure	$206,014	$151,659	$6,011	$48,344	$24,680	$0.29
Non-GAAP margin	75.9%			17.8%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

*See below under “Use of Non-GAAP Financial Measures” for more details.

Six Months Ended June 29, 2024	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss	Diluted EPS(k)
Reported GAAP measure	$192,019	$211,727	$6,837	$(26,545)	$(40,598)	$(0.48)
Reported GAAP margin	68.4%			(9.5%)
Depreciation and amortization(b)	21,046	3,819	10	24,875	24,875	0.31
Acquisition and related costs(c)	—	511	—	511	511	0.01
Shareholder litigation costs(d)	—	13,670	—	13,670	13,670	0.17
Restructuring and succession charges(e)	—	13	—	13	13	—
Financial restructuring costs(f)	—	347	—	347	347	—
Impairment of assets(h)	—	31,870	—	31,870	31,870	0.40
Other items(i)	—	3,496	293	3,789	3,789	0.05
Tax effect of adjusting items(j)	—	—	—	—	(17,037)	(0.24)
Non-GAAP measure	$213,065	$158,001	$6,534	$48,530	$17,440	$0.22
Non-GAAP margin	75.9%			17.3%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS
(a)The "Reported GAAP Measure" under the "Operating Expenses" column is a sum of all GAAP operating expense line items, excluding research and development.
(b)Includes for the three and six months ended June 28, 2025 and June 29, 2024, respectively, depreciation and amortization of $10.6 million, $11.0 million, $20.9 million and $21.0 million in cost of sales and $1.4 million, $2.1 million, $3.0 million and $3.9 million in operating expenses presented in the consolidated statements of operations and comprehensive income (loss).
(c)Includes acquisition and integration costs related to completed acquisitions and changes in fair value of contingent consideration.
(d)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(e)Costs incurred were the result of contract terminations.
(f)Financial restructuring costs in 2025 related to our new 2025 Credit Agreement. Activity in 2024 is attributable to advisory fees and debt amendment related costs related to our Amended 2019 Credit Agreement.
(g)Represents the loss on disposal of the Advanced Rehabilitation Business.
(h)Represents a non-cash impairment charge for intangible assets solely attributable to our Advanced Rehabilitation Business in 2024 due to our decision to divest the business.
(i)Other items includes charges associated with strategic transactions, including potential acquisitions or divestitures and a transformative project to redesign systems and information processing. Other items during the six months ended June 28, 2025 primarily consisted of $0.5 million of divestiture expenses related to the Advanced Rehabilitation Business sold on December 31, 2024.
During the three and six months ended June 29, 2024, other items primarily consisted of: (i) strategic transaction expenses of $1.8 million and $2.3 million, respectively, primarily related to Advanced Rehabilitation Business divestiture expenses; and (ii) transformative project costs of $0.5 million and $1.3 million, respectively.
(j)An estimated tax impact for adjustments to Non-GAAP Net Income was calculated by applying a rate of 25.1% for the three and six months ended June 28, 2025 and June 29, 2024. The three and six months ended June 29, 2024 also includes a $6.2 million tax impact related to the impairment of assets.
(k)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 19.1% and 19.5%, respectively, for the three and six months ended June 28, 2025 and June 29, 2024.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com

*See below under “Use of Non-GAAP Financial Measures” for more details.